   As filed with the Securities and Exchange Commission on September 8, 1999.



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 25, 1999


                         DELCO REMY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                          1-13683                 35-1909253
(State or other jurisdiction of     (Commission file number)     (IRS employer
    incorporation)                                               identification
                                                                    number)


          2902 Enterprise Drive
           Anderson, Indiana                                       46013
(Address of principal executive offices)                         (Zip code)


Registrant's telephone number, including area code: (765) 778-6499


                                 Not Applicable
          (Former name or former address, if changed since last report)

This report on Form 8-K/A amends the report on Form 8-K dated June 25, 1999 and filed July 8, 1999. Included in this amendment are Item 2, financial statements of business acquired (Item 7(a)) and pro forma financial information (Item 7(b)).

Item 2. Acquisition Or Disposition Of Assets

On June 25, 1999, Delco Remy Hungary RT, a majority owned subsidiary of Delco Remy International, Inc. (the "Company"), purchased 31% of the capital shares of Remy Korea Ltd. ("Remy Korea") from certain shareholders for approximately $10,770,000 in cash. The purchase was funded through proceeds from the Company's Senior Credit Facility. This investment increases the Company's ownership position in Remy Korea to 81%. During fiscal year 1997, the Company acquired a 50% interest in Remy Korea for approximately $4,800,000. Effective June 25, 1999, the Company accounted for Remy Korea as a consolidated subsidiary. It was accounted for under the equity method prior to that date.

Remy Korea is a manufacturer of automotive starter motors and parts for the U.S. original equipment market, as well as customers in Asian markets. The Company does not currently anticipate any significant changes in the operation of the business of Remy Korea.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits

(a) Financial Statements of Business Acquired

The following financial statements and accompanying notes of Remy Korea are filed with this report:

Independent Auditors' Report                                           Page F-1
Balance Sheets as of December 31, 1998 and 1997                        Page F-2
Statements of Income for the Years Ended
  December 31, 1998 and 1997                                           Page F-4
Statements of Appropriations of Unappropriated
  Retained Earnings for the Years Ended December 31, 1998 and 1997     Page F-5
Statements of Cash Flows for the Years Ended
  December 31, 1998 and 1997                                           Page F-6
Notes to Financial Statements                                          Page F-8
Independent Auditors' Report                                           Page F-17
Balance Sheet as of December 31, 1996                                  Page F-18
Statement of Income for the Period September 9, 1996 (inception)
  to December 31, 1996                                                 Page F-19
Statement of Appropriations of Unappropriated
  Retained Earnings for the Period September 9, 1996 (inception)
  to December 31, 1996                                                 Page F-20

Statement of Cash Flows for the Period September 9, 1996 (inception)
  to December 31, 1996                                                 Page F-21
Notes to Financial Statements                                          Page F-22
Unaudited Condensed Balance Sheets as of April 30, 1999 and 1998       Page F-25
Unaudited Condensed Statements of Income for the Nine Months
  Ended April 30, 1999 and 1998                                        Page F-26
Unaudited Condensed Statements of Cash Flows for the Nine
  Months Ended April 30, 1999 and 1998                                 Page F-27
Unaudited Notes to Condensed Financial Statements                      Page F-28

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information of the Company is filed with this report:

Pro Forma Condensed Consolidated Balance Sheet as of April 30, 1999 Page F-30 Pro Forma Condensed Consolidated Statements of Operations for the
  Nine Months Ended April 30, 1999 and the Twelve Months Ended
  July 31, 1998                                                        Page F-32
Notes to Pro Forma Condensed Consolidated Financial Information        Page F-34

The unaudited pro forma consolidated financial information of the Company, included in Item 7(b) of this Form 8-K/A, is based on and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company's annual report on Form 10-K for the year ended July 31, 1998 and the unaudited financial statements and notes thereto appearing in the Company's Form 10-Q for the nine month period ended April 30, 1999. The pro forma condensed consolidated balance sheet of the Company as of April 30, 1999 reflects the financial position of the Company after giving effect to the acquisition of Remy Korea and assumes the acquisition took place on April 30, 1999. The pro forma condensed consolidated statements of operations for the fiscal year ended July 31, 1998 and the nine months ended April 30, 1999 assume that the acquisition occurred on August 1, 1997.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma information presented herein is shown for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company, or the financial position or results of operations of the Company that would have actually occurred had the acquisition been in effect as of the date or for the periods presented. The Company's financial statements will reflect the acquisition only from June 25, 1999.

(c) Exhibits

   23.1 Consent of Young Wha





                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              DELCO REMY INTERNATIONAL, INC.
                                              ------------------------------
                                                      (Registrant)


Date:  September 8, 1999                    By:  /s/  David L. Harbert
                                                 ---------------------
                                                 David L. Harbert
                                                 Executive Vice President and
                                                 Chief Financial Officer


Date:  September 8, 1999                    By:  /s/  David E. Stoll
                                                 -------------------
                                                 David E. Stoll
                                                 Vice President and Controller
                                                 Chief Accounting Officer

INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Remy Korea, Ltd.


We have audited the accompanying balance sheets of Remy Korea, Ltd. ("the Company") as of December 31, 1998 and 1997, and the related statements of income, appropriations of unappropriated retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion, as independent auditors, on these financial statements based on our audits. For this purpose, we conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea.

As fully described in Note 10, the Company has had transactions with affiliated companies.

In our opinion, the financial statements referred to above present fairly the financial position of Remy Korea, Ltd. as of December 31, 1998 and 1997, and the results of its operations, appropriations of unappropriated retained earnings and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.

The operations of the Company, and those of other companies in the Republic of Korea have been significantly affected, and will continue to be affected for the foreseeable future, by the country's unstable economy caused in part by the currency volatility in the Asia-Pacific region. While the Korean economy has recently shown signs of improvement, there are still uncertainties that may affect future operations. The financial statements do not include any adjustments that might result from those uncertainties.

The accompanying financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than the Republic of Korea. Accordingly, the accompanying financial statements are not designed for those who are not informed about Korean accounting principles, procedures and practices. The standards, procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted in other countries and jurisdictions.


                                                                   /s/ Young Wha
February 13, 1999

                                REMY KOREA, LTD.
                                 BALANCE SHEETS
                           December 31, 1998 and 1997


                                    Assets                                          1998                        1997
-----------------------------------------------------------------------  --------------------------  -------------------------
Current assets:
         Cash on hand and in banks (Notes 3 and 9)                        W          6,466,632,571    W         4,582,019,613
         Marketable securities                                                                   -                159,190,000
         Accounts receivable - trade, less allowance for doubtful
           accounts of W116,500,530 in 1998 and
           W38,092,094 in 1997 (Notes 9 and 10)                                     11,533,552,574              3,771,117,376
         Accounts receivable - other (Notes 9 and 10)                                1,044,886,402                619,891,139
         Accrued interest receivable                                                   133,877,316                 52,808,560
         Advance payments                                                              322,062,600                 13,687,411
         Inventories (Notes 4 and 5)                                                 4,871,099,662                622,022,571
         Prepaid expenses                                                               47,572,138                  1,827,075
                                                                         --------------------------  -------------------------
           Total current assets                                                     24,419,683,263              9,822,563,745

Investments and other assets:
         Long-term deposits (Note 3)                                                   600,000,000                500,000,000
         Long-term loans                                                               156,800,000                 20,000,000
         Investment securities                                                         188,317,652                          -
         Restricted bank deposits (Note 3)                                               5,500,000                  2,500,000
         Leasehold key money and other refundable  deposits                            417,220,200                 98,504,000
         Deposits for employees' severance indemnities                                  49,500,000                          -
                                                                         --------------------------  -------------------------
           Total investments and other assets                                        1,417,337,852                621,004,000

Property, plant and equipment (Notes 4, 5 and 10):
         Land                                                                        2,247,015,100              2,018,149,850
         Buildings                                                                   4,308,937,152                          -
         Structures                                                                  1,172,165,996                          -
         Machinery and equipment                                                    14,900,812,648              1,010,611,006
         Vehicles and transportation equipment                                         169,963,713                 84,622,730
         Tools                                                                         522,920,370                          -
         Furniture and fixtures                                                        866,091,756                 36,942,271
         Construction in progress                                                    2,310,412,949              5,896,479,938
                                                                         --------------------------  -------------------------
                                                                                    26,498,319,684              9,046,805,795
         Less accumulated depreciation                                               2,847,462,162                125,125,161
                                                                         --------------------------  -------------------------
           Property, plant and equipment - net                                      23,650,857,522              8,921,680,634

Intangible assets                                                                       35,021,385                 38,725,282
                                                                         --------------------------  -------------------------


Total assets                                                              W         49,522,900,022    W        19,403,973,661
                                                                         ==========================  =========================


                             See accompanying notes.

                               REMY KOREA, LTD.
                            BALANCE SHEETS (CONT'D)
                          December 31, 1998 and 1997


 Liabilities and Stockholders' Equity                                              1998                         1997
------------------------------------------------------------------------  -------------------------   ------------------------
Current liabilities:
   Accounts payable - trade                                                W         8,402,949,573     W        3,512,158,381
   Accounts payable - other (Notes 9 and 10)                                         6,812,355,327              3,739,718,137
   Short term borrowings                                                             2,000,000,000                         --
   Current portion of long-term debt and long-term accounts
     payable, net of discount (Notes 6 and 7)                                          285,776,929                 87,850,218
   Income taxes payable (Note 11)                                                    2,311,538,497                113,476,010
   Advance receipts (Notes 9 and 10)                                                    94,649,028                         --
   Accrued expenses                                                                    249,265,370                 47,447,963
   Other current liabilities                                                            54,561,227                  9,343,760
                                                                          -------------------------   ------------------------
     Total current liabilities                                                      20,211,095,951              7,509,994,469

 Long-term liabilities:
   Long-term debt (Notes 6 and 9)                                                    6,612,500,000              3,072,465,280
   Long-term accounts payable, net of
     current portion and discount (Notes 7 and 9)                                      819,830,786                161,472,918
   Accrued severance and retirement benefits                                            94,526,740                         --
   Prepayment of severance indemnities                                                 (6,024,900)                         --
                                                                          -------------------------   ------------------------
     Total long-term liabilities                                                     7,520,832,626              3,233,938,198
                                                                          -------------------------   ------------------------

     Total liabilities                                                              27,731,928,577             10,743,932,667

 Stockholders' equity:
   Common stock, W5,000 par value :
     Authorized - 1,600,000 shares
     Issued and outstanding -1,600,000 shares                                        8,000,000,000              8,000,000,000

   Retained earnings (Note 8):
     Reserve for business rationalization                                            2,200,000,000                100,000,000
     Reserve for enterprise development                                              9,500,000,000                         --
     Reserve for business expansion                                                  1,900,000,000                400,000,000
     Unappropriated retained earnings                                                  190,971,445                160,040,994
                                                                          -------------------------   ------------------------
             Total retained earnings                                                13,790,971,445                660,040,994
                                                                          -------------------------   ------------------------

             Total stockholders' equity                                             21,790,971,445              8,660,040,994
                                                                          -------------------------   ------------------------

 Total liabilities and stockholders' equity                                W        49,522,900,022     W       19,403,973,661
                                                                          =========================   ========================


                             See accompanying notes.

                                REMY KOREA, LTD.
                              STATEMENTS OF INCOME
                     Years ended December 31, 1998 and 1997


                                                                          1998                         1997
                                                                -------------------------   -------------------------
Sales (Note 10)                                                  W        86,896,956,993     W         3,912,480,614

Cost of sales                                                             68,476,615,628               2,890,067,197
                                                                -------------------------   -------------------------

Gross profit                                                              18,420,341,365               1,022,413,417

Selling and administrative expenses                                        1,579,165,241                  77,724,207
                                                                -------------------------   -------------------------

Operating income                                                          16,841,176,124                 944,689,210

Non-operating income:
  Interest income                                                            924,808,145                 398,199,510
  Realized foreign exchange gains                                          2,270,711,469                         673
  Unrealized foreign currency translation gains                              115,195,042                 219,334,301
  Commission                                                                   2,796,333                          --
  Miscellaneous                                                              144,805,385                   2,929,940
                                                                -------------------------   -------------------------
       Total non-operating income                                          3,458,316,374                 620,464,424

Non-operating expenses:
  Interest expenses                                                          954,166,221                  11,872,530
  Amortization of deferred charges                                         1,053,348,843                 429,699,654
  Unrealized foreign currency translation losses                              21,718,696                 336,685,017
  Realized foreign exchange losses                                         2,495,036,477                          --
  Donations                                                                    2,388,100                          --
  Loss on sales of property, plant and equipment                             113,254,523                          --
  Miscellaneous                                                                2,565,603                      23,902
                                                                -------------------------   -------------------------
       Total non-operating expenses                                        4,642,478,463                 778,281,103
                                                                -------------------------   -------------------------

Income before income taxes                                                15,657,014,035                 786,872,531

Provision for income taxes (Note 11)                                       2,526,083,584                 194,941,057
                                                                -------------------------   -------------------------

Net income                                                       W        13,130,930,451     W           591,931,474
                                                                =========================   =========================

Ordinary income per share and earnings per share (Note 12)       W                 8,207     W                   574
                                                                =========================   =========================


                             See accompanying notes.

                                REMY KOREA, LTD.
                          STATEMENTS OF APPROPRIATIONS
                       OF UNAPPROPRIATED RETAINED EARNINGS
                      Years ended December 31, 1998 and 1997


                                                                              1998                         1997
                                                                   --------------------------   ------------------------
Retained earnings before appropriations:
  Beginning of year                                                 W            160,040,994     W           68,109,520
  Net income                                                                  13,130,930,451                591,931,474
                                                                   --------------------------   ------------------------
                                                                              13,290,971,445                660,040,994

Appropriations :
  Reserve for business rationalization (Note 8)                                2,100,000,000                100,000,000
  Reserve for enterprise development (Note 8)                                  9,500,000,000                         --
  Reserve for business expansion                                               1,500,000,000                400,000,000
                                                                   --------------------------   ------------------------
    Total appropriations                                                      13,100,000,000                500,000,000
                                                                   --------------------------   ------------------------

Balance of unappropriated retained earnings at the end of year      W            190,971,445     W          160,040,994
                                                                   ==========================   ========================



                             See accompanying notes.

                                REMY KOREA, LTD.
                            STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1998 and 1997


                                                                              1998                        1997
                                                                   --------------------------  -------------------------
Cash flows from operating activities:
  Net income                                                        W         13,130,930,451    W           591,931,474
  Additions of expenses not involving cash outflows:
    Depreciation                                                               2,699,115,399                127,163,333
    Amortization of deferred charges                                           1,053,348,843                429,699,654
    Interest expenses (amortization of discount on long-term
       accounts payable)                                                         119,049,727                 11,872,530
    Unrealized foreign currency translation losses                                21,718,696                336,032,697
    Loss on sales of property, plant and equipment                               113,254,523                         --
    Provision for severance and retirement benefits                               85,007,040                         --
                                                                   --------------------------  -------------------------
       Sub-total                                                               4,091,494,228                904,768,214
  Deductions of revenues not involving cash inflows
    Unrealized foreign currency translation gains                              (114,440,786)              (219,334,301)
    Interest income                                                              (1,060,652)                         --
                                                                   --------------------------  -------------------------
       Sub-total                                                               (115,501,438)              (219,334,301)
  Changes in assets and liabilities resulting from operations:
    Accounts receivable - trade                                              (7,685,120,246)            (3,874,387,847)
    Accounts receivable - other                                                (426,307,208)              (619,891,139)
    Accrued interest receivable                                                 (81,068,756)                 15,091,735
    Advance payments                                                           (308,375,189)               (13,687,411)
    Inventories                                                              (4,249,077,091)              (622,022,571)
    Prepaid expenses                                                            (45,745,063)                (1,827,075)
    Prepayment of severance indemnities                                          (6,024,900)                         --
    Accounts payable - trade                                                   4,902,449,356              3,512,158,381
    Accounts payable - other                                                   3,072,637,190              3,838,973,692
    Income taxes payable                                                       2,198,062,487                113,433,115
    Advance receipts                                                              99,709,947                         --
    Accrued expenses and other current liabilities                               244,034,874                 56,791,723
                                                                   --------------------------  -------------------------
       Sub-total                                                             (2,284,824,599)              2,404,632,603
                                                                   --------------------------  -------------------------
  Net cash provided by operating activities                                   14,822,098,642              3,681,997,990

Investing activities:
  Cash inflows from investing activities
    Decrease in long-term deposits                                               500,000,000                         --
    Decrease in machinery and equipment                                              690,000                         --
                                                                   --------------------------  -------------------------
                                                                                 500,690,000                         --


                                   (continued)

                                REMY KOREA, LTD.
                        STATEMENTS OF CASH FLOWS (CONT'D)
                      Year ended December 31, 1998 and 1997


                                                                                      1998                       1997
                                                                           --------------------------  -------------------------
  Cash outflows from investing activities:
    Increase in marketable securities                                       W             15,425,000    W           157,190,000
    Increase in long-term deposits                                                       600,000,000                500,000,000
    Increase in long-term loans                                                          136,800,000                 20,000,000
    Increase in investment securities                                                     12,642,000                         --
    Increase in restricted deposits                                                        3,000,000                  2,500,000
    Increase in leasehold key money and other refundable deposits                        318,716,200                 98,504,000
    Increase in deposits for employees' severance indemnities                             49,500,000                         --
    Acquisition of property, plant and equipment                                       5,549,334,415              1,132,176,007
    Expenditures for construction in progress                                         12,095,433,216              7,914,629,788
    Increase in intangible assets                                                          1,265,560                 40,763,454
    Increase in deferred charges                                                         936,328,865                388,776,944
                                                                           --------------------------  -------------------------
                                                                                      19,718,445,256             10,254,540,193
                                                                           --------------------------  -------------------------
  Net cash used in investing activities                                             (19,217,755,256)           (10,254,540,193)

Financing activities:
  Cash inflows from financing activities:
    Issue of stocks                                                                             --                6,000,000,000
    Increase in short-term borrowings                                                  3,000,000,000                         --
    Increase in other current liabilities                                                  3,000,000                         --
    Increase in long-term debt                                                         3,972,000,000              2,959,781,800
    Increase in long-term accounts payable                                               812,585,070                237,450,606
                                                                           --------------------------  -------------------------
                                                                                       7,787,585,070              9,197,232,406

  Cash outflows from financing activities:
    Increase in deferred charges                                                                --                   32,136,710
    Decrease in current portion of long-term debt                                         87,850,218                         --
    Decrease in short-term borrowings                                                  1,000,000,000                         --
    Decrease in long-term debt                                                           419,465,280                         --
                                                                           --------------------------  -------------------------
                                                                                       1,507,315,498                 32,136,710
                                                                           --------------------------  -------------------------
  Net cash provided by financing activities                                            6,280,269,572              9,165,095,696
                                                                           --------------------------  -------------------------

Increase in cash on hand and in banks                                                  1,884,612,958              2,592,553,493

Cash on hand and in banks at beginning of the year                                     4,582,019,613              1,989,466,120
                                                                           --------------------------  -------------------------

Cash on hand and in banks at end of the year                                W          6,466,632,571    W         4,582,019,613
                                                                           ==========================  =========================



                            See Accompanying Notes.

                                REMY KOREA, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1998 and 1997


1.  Organization and business
    -------------------------

    Remy Korea, Ltd. ("the Company") was incorporated on September 9, 1996 under the laws of the Republic of Korea to engage in manufacturing, assembling and selling electric parts for cars. It was organized under a joint venture agreement between Remy Korea Holdings Inc., a company incorporated in the United States of America and several domestic investors on a 50/50 basis.

    On November 4, 1997, the Company was registered with the Ministry of Finance and Economy under the Foreign Capital Inducement Law. Under this registration, profits attributable to the foreign partner are fully remittable. Further, repatriation of the foreign stockholder's capital contribution is guaranteed after satisfying certain conditions.

2.  Basis of financial statements and summary of significant accounting policies
    ----------------------------------------------------------------------------

    Basis of financial statements - The Company maintains its books of accounts
    -----------------------------
    and prepares its financial statements in conformity with accounting principles generally accepted in the Republic of Korea ("Korean GAAP"), which may differ from accounting principles generally accepted in countries and jurisdictions other than the Republic of Korea. Accordingly, the accompanying financial statements are not primarily intended to present the Company's financial position, results of operations and cash flows for those who are not informed about Korean GAAP, procedures and practices.

    For the convenience of the reader, in preparing the accompanying financial statements, certain reclassifications, and changes in statement format and extent of disclosures have been made to the financial statements issued in the Korean language for domestic statutory purposes. Certain supplementary information included in the statutory Korean language financial statements, but not required for a fair presentation of the Company's financial position, results of operations and cash flows, is not presented in the accompanying financial statements.

    Investment securities - Investment securities, consisting of mandatory
    ---------------------
    government bonds, are stated at acquisition cost.

    Allowance for doubtful accounts - The Company provides allowance for
    -------------------------------
    doubtful accounts to cover estimated losses that may arise from non-collection of its receivables.

    Inventories - Inventories are stated at the lower of cost (total average
    -----------
    cost for finished goods and work in-process, and moving average cost for raw materials and supplies) or market; materials in transit are stated at cost by specific identification.

    Property, plant and equipment and depreciation - Property, plant and
    ----------------------------------------------
    equipment are stated at cost. Improvements that significantly extend the life of an asset or add to its productive capacity are capitalized, while expenditures for maintenance and repairs are charged to current operations as incurred. Interest expenses and financing charges on borrowings relating to the construction of property, plant and equipment are capitalized during the asset construction period. The capitalized interest expenses were W180,554,645 and W34,268,793 in 1998 and 1997, respectively.

    Depreciation is computed by the straight-line method over the following useful lives of assets as stipulated in the Korean Corporate Income Tax Law.

                                                      Useful lives of assets
                                                      ----------------------
      Buildings                                              40 years
      Structures                                             40
      Machinery and equipment                                 7
      Vehicles and transportation equipment                   7
      Tools                                                   7
      Furniture and fixtures                                  7

    Deferred charges and amortization - Expenditures for organization costs,
    ---------------------------------
    pre-operating costs and stock issuance costs are first charged to deferred charges during the year, and are all written off as amortization of deferred charges at the end of the year.

    Discount of long-term accounts payable to present value - Long-term accounts
    -------------------------------------------------------
    payable are stated at discounted net present value. The discount is being amortized as interest expense over the repayment period of the long-term accounts payable, using the effective interest rate method (see Note 7).

    Accrued severance and retirement benefits - In accordance with the Korean
    -----------------------------------------
    Labor Standards Law and the Company's regulations, employees with at least one year of service are entitled to severance and retirement benefits upon termination of their employment, based on the rates of pay in effect at the time of termination, years of service and certain other factors. Severance and retirement benefits are calculated based on services performed to and at rates of pay in effect at year-end. Funding of this liability is not required by Korean Law. In accordance with the Korean National

    Pension Law, the Company prepays a portion of its severance and retirement benefits obligation to the Korean National Pension Corporation (KNPC) at a certain rate of payroll expense. Such accumulated prepayments amounting to W6,024,900 as of December 31, 1998 (nil as of December 31, 1997), are deducted from accrued severance and retirement benefits. In accordance with the revised Korean National Pension Law, however, such prepayments will no longer be required effective April 1, 1999.

    To obtain tax benefits, the Company has deposited a portion of its severance and retirement benefits obligation with a life insurance company. Such deposits are refundable upon demand. However, since refunding the deposits for purposes other than the payment of benefits would result in a reversal of the tax benefits, the Company has no intention of seeking a refund except for the purpose of paying benefits. Accordingly, the deposits are shown in the balance sheet as non-current under investments and other assets.

    Foreign currency transactions - The Company's books and records are
    -----------------------------
    maintained in Korean won. Transactions conducted in foreign currencies are recorded in Korean won based on the prevailing rates of exchange at the dates of the transactions. Accounts with balances denominated in foreign currencies are restated into Korean won at the year-end mid rates of W1,207.80 per US$1 as of December 31, 1998 and W1,415.20 per US$1 as of December 31, 1997. The resulting unrealized foreign currency translation gains or losses are credited or charged to current operations.

    Intangibles - Intangibles are stated at cost, less amortization computed
    -----------
    under the straight-line method, over the service lives provided by the Korean Corporation Tax Law:


                                                     Years of
                                                   service lives
                                                 -----------------
      Right to use electrical installation              10
      Trademarks                                         5


    Income taxes - The Company provides for taxes on income that are currently
    ------------
    payable. In conformity with accounting practices prevailing in the Republic of Korea, the Company does not provide for deferred income taxes arising from temporary differences between income before income taxes for accounting purposes and taxable income for income tax purposes.

    Per share amounts - Earnings per share of common stock is calculated by
    -----------------
    dividing net income by the weighted average number of shares of common stock outstanding during the year. Ordinary income per share is also required to be disclosed and is computed by reversing the effect of extraordinary items (net of effect of income tax), if any.

    Korean GAAP revisions from 1999 - On December 11, 1998, the Financial
    -------------------------------
    Supervisory Commission announced certain changes in accounting principles generally accepted in the Republic of Korea with the intention to revise Korean GAAP and disclosure rules to meet international practices. The revised accounting standards will apply to companies (subject to external audit) for the first fiscal year starting after December 12, 1998. Early adoption of the revised accounting standards is allowed; partial adoption is not allowed. The cumulative effect on prior years of the changes in accounting policies will be charged or credited to opening retained earnings with disclosure made on the effect of the change. The revisions include changes in the areas of accounting for foreign currency translation, intangibles and deferred charges, investments using the equity method, derivatives, asset impairment, interest capitalization, income taxes, and disclosure concerning segment information and discontinued operations.

    The Company plans to adopt the revised accounting standards from January 1, 1999. The Company is currently evaluating the impact that adoption of the revised accounting standards will have on its financial position and results of operations.

3.  Cash on hand and in banks and other bank deposits
    -------------------------------------------------

    At December 31, 1998 and 1997, cash on hand and in banks and other bank deposits consisted of the following:


                                                   1998                                    1997
                                   --------------------------------        ------------------------------
                                    Interest rate                          Interest rate
                                      per annum                              per annum
                                         (%)             Amount                 (%)            Amount
                                   --------------    --------------        -------------   --------------
Cash on hand and in banks:
Cash on hand                              -          W      860,420             -          W    1,039,260
Current account                           -               1,939,099             -                 100,000
Passbook account                        1 - 2            79,075,127         1.8 - 6.0           7,566,539
Time deposits                        9.3 - 13.3       6,384,757,925        12.7 - 21.0      4,573,313,814
                                                     --------------                        --------------
                                                     W6,466,632,571                        W4,582,019,613
                                                     ==============                        ==============
Long-term deposits:
    Time deposits                       12.7         W  600,000,000          19.05         W  500,000,000
                                                     ==============                        ==============
Restricted bank deposits required
    to maintain checking accounts         -          W    5,500,000            -           W    2,500,000
                                                     ==============                        ==============

4.  Inventories
    -----------
    Inventories at December 31, 1998 and 1997 consisted of the following:


                                         1998                      1997
                                     -------------------     ------------------
    Finished goods                   W     1,416,644,699     W      223,350,030
    Raw materials                            673,803,451            347,414,249
    Work in-process                        2,284,194,742             51,258,292
    Supplies                                 483,288,263                     --
    Material in-transit                       13,168,507                     --
                                     -------------------       ----------------
                                     W     4,871,099,662       W    622,022,571
                                     ===================       ================

5.  Property, plant and equipment
    -----------------------------

    At December 31, 1998, a substantial portion of the Company's land, buildings and machinery and equipment are mortgaged to secure long-term debts (see
    Note 6)

    At December 31, 1998, buildings, machinery and equipment, and inventories were insured against fire and other casualty losses up to W27,580,478,648.

    At December 31, 1998, the total value of the Company's land as determined by the Korean government for tax purpose is W1,576,361,900.

6.  Short-term borrowings and long-term debt
    ----------------------------------------

    The short-term borrowing at December 31, 1998 is from Korea Exchange Bank, which bears interest at 12.25% a year.

    The long-term debt at December 31, 1998 and 1997 consisted of the following:


                                                                                     Amount
                                   Interest rate                 ---------------------------------------------
                                   in 1998(%)    Maturity                 1998                   1997
                                  -----------  -----------       ----------------------  ---------------------
Korea Exchange Bank
  Long-term facility loan
  (US. Dollars denominated)           -             -             W                   -   W       419,465,280
  Long-term facility loan            12.5%    Dec.  1, 2004               6,225,000,000         2,653,000,000
Shinhan Bank
  Long-term facility loan             10%     Sept. 30, 2006                300,000,000                     -
  Long-term general loan             9.25%    Sept. 30, 2001                100,000,000                     -
                                                                 ----------------------  --------------------
  Total                                                                   6,625,000,000         3,072,465,280
Current portion                                                             (12,500,000)                    -
                                                                 ----------------------  --------------------
Long-term portion                                                W        6,612,500,000  W      3,072,465,280
                                                                 ======================  ====================

    At December 31, 1998, the Company's land, buildings, and machinery and equipment, to the extent of W11,500,000,000, were mortgaged to Korea Exchange Bank to secure the short-term borrowings and the long term facility loan, and Korea Technology Credit Guarantee Fund provided payment guarantee of W400,000,000 to Shinhan Bank to secure the long term debt.

    As of December 31, 1998, the long-term debts are scheduled to be repaid as follows:

               Year                    Amount
          --------------        ----------------
          1999                  W     12,500,000
          2000                     1,282,200,000
          2001                     1,300,700,000
          2002                     1,308,200,000
          2003 and after           2,721,400,000
                                ----------------
                                W  6,625,000,000
                                ================

7.   Long term accounts payable
     --------------------------

     Under certain agreements for machinery and equipment purchase, inventory purchase and license purchase, entered into between the Company and Daewoo Automotive Components, Ltd. on December 5, 1996, the Company has entered into a detailed agreement for the purchase of manufacturing facilities to produce certain car parts, for the total amount of W11,865,756,033, including interest. Under this agreement, W10,444,716,006 was paid as of December 31, 1998 and the balance, scheduled to be repaid as follows, is recorded in long-term accounts payable:

              Year                            Amount
          -------------                 -----------------
          1999                          W     404,449,854
          2000                                371,656,623
          2001                                338,863,391
          2002                                306,070,159
                                        -----------------
                                            1,421,040,027
          Discount to present value          (327,932,312)
          Current portion                    (273,276,929)
                                        -----------------
                                        W     819,830,786
                                        =================

8.  Retained earnings
    -----------------

    The amount of tax credits claimed in accordance with the Korean Tax Exemption and Reduction Control Law is required to be appropriated as a reserve for business rationalization. In accordance with the Korean Corporate Tax Law, the Company has provided for a reserve for enterprise development to reduce its exposure to accumulated earnings tax. These reserves may not be utilized for cash dividends but may only be used to offset a deficit, if any, or be transferred to capital.

9.  Foreign currency denominated assets and liabilities
    ---------------------------------------------------

    Foreign currency denominated assets and liabilities at December 31, 1998 and 1997 consisted of the following:


                                             1998                                       1997
                            ----------------------------------------  ----------------------------------------
                              Denominated in         Equivalent         Denominated in         Equivalent

          Assets               U.S. dollars          Korean won          U.S. dollars          Korean won
-------------------------   ------------------  --------------------  ------------------  --------------------
Cash on hand in banks       USD         48,793  W         58,931,640  USD          2,160  W          3,056,832
Accounts receivable-trade            5,750,208         6,945,101,223           2,691,640         3,809,209,470
Accounts receivable-other               22,546            27,230,514                   -                     -
                            ------------------  --------------------  ------------------  --------------------
                            USD      5,821,547  W      7,031,263,377  USD      2,693,800  W      3,812,266,302
                            ==================  ====================  ==================  ====================

                                             1998                                       1997
                            ----------------------------------------  ----------------------------------------
                              Denominated in         Equivalent         Denominated in         Equivalent

        Liabilities            U.S. dollars          Korean won          U.S. dollars          Korean won
-------------------------   ------------------  --------------------  ------------------  --------------------
Accounts payable-other      USD        140,713  W        169,953,329  USD        463,100  W        655,379,120
Advance receipt                         78,365            94,649,028                   -                     -
Long-term debt                               -                     -             296,400           419,465,280
                            ------------------  --------------------  ------------------  --------------------
                            USD        219,078  W        264,602,357  USD        759,500  W      1,074,844,400
                            ==================  ====================  ==================  ====================

10. Related party transactions
    --------------------------

    At December 31, 1998 and 1997 and for the years then ended, the Company's transactions and related outstanding balances with Delco Remy America Inc. were as follows:


                                                        Amount
                                   ------------------------------------------------
                                            1998                       1997
                                   ----------------------      --------------------
Accounts receivable-trade          W        6,945,101,223*     W                  -
    Accounts receivable-other                  27,230,514                         -
Accounts payable-other                        109,568,571               650,284,000
Advance receipt                                94,649,028                         -
Sales                                      66,410,596,680*            3,912,480,604
   Purchase of machinery and
 equipment                                              -               748,769,040


    * Exports to Delco Remy America Inc. are made mainly through Daewoo Corporation ("Daewoo"). Accordingly, accounts receivable from Daewoo at December 31, 1998 amounting to W6,844,194,418 and sales to Daewoo in 1998 amounting to W66,153,395,833 (W3,912,480,604 in 1997) comprise the bulk of these amounts.

11. Income taxes
    ------------

    The Company is subject to corporate income tax, including resident surtax, at the aggregate rates of 17.6% on taxable income up to W 100 million and 30.8% on taxable income exceeding W100 million.

    Reconciliation between income before income taxes as per the accompanying financial statements and taxable income for 1998 and 1997 are as follows:


                                                                1998                 1997
                                                            (Preliminary)           (Final)
                                                     -----------------------  --------------------
     Income before income taxes
       per the financial statements                  W        15,657,014,035  W        786,872,531

     Temporary differences:
       Unrealized foreign currency translation
         loss-net                                               (110,478,325)          110,478,325
       Accrued interest receivable-net                           (81,068,756)           15,091,735
       Other                                                         541,168                     -
                                                     -----------------------  --------------------
         Sub-total                                              (191,005,913)          125,570,060

     Permanent differences                                           140,000                 3,883
                                                     -----------------------  --------------------

     Taxable income                                  W        15,466,148,122  W        912,446,474
                                                     -----------------------  --------------------
     Income tax                                                4,318,521,474           243,485,012
     Tax credit                                               (2,022,081,850)          (66,265,852)
     Resident tax                                                229,643,960            17,721,907
                                                     -----------------------  --------------------
      Total provision for income tax                 W         2,526,083,584  W        194,941,057
                                                     =======================  ====================

     Effective tax rate                                                16.1%                 24.8%
                                                     =======================  ====================


12. Per share amounts
    -----------------

    Earnings per share for the years ended December 31, 1998 and 1997 are computed as follows:


                                                              1998                    1997
                                                     -----------------------  --------------------
     Net income and
         ordinary income (*)                         W        13,130,903,451  W        591,931,474
     Weighted average number of shares
         outstanding during the year                               1,600,000             1,031,781
                                                     -----------------------  --------------------
     Ordinary income per share                       W                 8,207  W                574
                                                     =======================  ====================

     Earnings per share                              W                 8,207  W                574
                                                     =======================  ====================

    (*) Ordinary income is computed by reversing the effect of extraordinary items (net of effect of income taxes), if any. There were no extraordinary items in 1998 and 1997.

13. Statements of cash flows
    ------------------------

    Significant transactions which did not involve cash flows are as follows:


                                                               1998                    1997
                                                     -----------------------  ----------------------
Transfer of investment securities
  from marketable securities                         W           174,615,000  W                    -
Transfer of construction in progress to
  appropriate property, plant and
  equipment accounts                                          17,135,604,581                       -
Transfer of current portion of
  long-term debt                                                  12,500,000              87,850,218
Transfer of current portion of
  long-term accounts payable                                     404,449,854                       -


14. Subsequent event
    ----------------

    Pursuant to a business transfer agreement with Dongjin Electric Co., Ltd. ("Dongjin") dated January 4, 1999, the Company acquired from Dongjin certain fixed assets and inventories related to manufacturing and supply of car starters and alternators for the total price of W3,772 million.

15. Korean economy
    --------------

        Starting in late 1997, the affects of adverse economic conditions in the Republic of Korea included national liquidity crisis, significant depreciation of the value of the Korean Won, higher domestic interest rate, reduced opportunities for refinancing of maturing debts, and a general reduction in spending across the country. In order to partially address this situation, the Government of the Republic of Korea decided to seek assistance from the International Monetary Fund and announced a comprehensive policy package intended to address the structural weaknesses in the Korean economy and financial sector. While the reform policies were intended to alleviate the economic crisis in Korea and improve the economy over time, the effects included, among others, slower economic growth, a reduction in availability of credit, volatility in interest rates, an increased rate of inflation due to the devaluation of the Korean Won, an increase in the number of bankruptcies of Korean companies and individuals, and labor unrests resulting from the increase in unemployment. The effect on the Company's financial position of future developments with respect to the Korean economy can not presently be determined.

16. Differences Between Korean and United States
    Generally Accepted Accounting Principles
    ----------------------------------------

    The Company's accounts are prepared in accordance with accounting principles generally accepted in the Republic of Korea ("Korean GAAP") which differ from United States generally accepted accounting principles ("US GAAP"). The significant differences applicable to the Company are summarized below.

    Depreciation of Freehold Property
    --------------------------------

    Useful lives of property, plant and equipment under Korean GAAP are different from those of US GAAP as follows:

                                                                              Useful lives
                                                     --------------------------------------------------------------
             Description                                    Per Korean GAAP                      Per US GAAP
         ----------------------                      ------------------------------      --------------------------
         Building                                                40                                 40
         Structures                                              40                                 40
         Machinery                                                7                                 15
         Vehicles                                                 7                                  3
         Tools                                                    7                                  3
         Furniture and fixtures                                   7                                 3-5

     Deferred Taxation
     -----------------

     The Company provides for taxes on income that are currently payable. Under Korean GAAP, the Company does not provide for deferred income taxes arising from temporary differences between income before income taxes for accounting purposes and taxable income for income tax purposes.

     Under US GAAP, recognition of deferred tax assets and liabilities created by temporary differences between the financial statements and tax bases of assets and liabilities is required. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that such deferred tax assets will be realized.

     The following is a summary of the significant adjustments to income and shareholders' equity which would be required if US GAAP were to be applied instead of Korean GAAP.

1997
----
                                Stockholders'       Increase              1997         Stockholders'
                              Equity-beginning     (Decrease)          Net income      Equity-ending
                              ----------------   --------------    ---------------    ---------------
Balance per Company's books    W2,068,109,520    W6,000,000,000    W   591,931,474    W 8,660,040,994
Adjustments:
  Depreciation                              -                 -         73,640,469         73,640,469
  Deferred income taxes           (10,456,645)                -         (3,343,475)       (13,800,120)
                               --------------    --------------    ---------------    ---------------
Balance per US GAAP            W2,057,652,875    W6,000,000,000    W   662,228,468    W 8,719,881,343
                               ==============    ==============    ===============    ===============
1998
----
                                Stockholders'       Increase              1998         Stockholders'
                              Equity-beginning     (Decrease)          Net income      Equity-ending
                              ----------------   --------------    ---------------    ---------------
Balance per Company's books    W8,660,040,994    W            -    W13,130,930,451    W21,790,971,445
Adjustments:
  Depreciation                     73,640,469                 -      1,441,676,901      1,515,317,370
  Deferred income taxes           (13,800,120)                -       (473,451,397)      (487,251,517)
                               --------------    --------------    ---------------    ---------------
Balance per US GAAP            W8,719,881,343    W            -    W14,099,155,955    W22,819,037,298
                               ==============    ==============    ===============    ===============

INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Remy Korea, Ltd.


We have audited the accompanying balance sheet of Remy Korea, Ltd. ("the Company") as of December 31, 1996, and the related statements of income, appropriations of unappropriated retained earnings and cash flows for the period from September 9, 1996 to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion, as independent auditors, on these financial statements based on our audit. For this purpose, we conducted our audit in accordance with auditing standards generally accepted in the Republic of Korea.

In our opinion, the financial statements referred to above present fairly the financial position of Remy Korea, Ltd. as of December 31, 1996, and the results of its operations, appropriations of unappropriated retained earnings and its cash flows for the period from September 9, 1996 to December 31, 1996 in conformity with accounting principles generally accepted in the Republic of Korea.

Without qualifying our opinion, we draw attention to Note 7 to the financial statements. Starting in late 1997, the operations of the Company, and those of similar companies in the Republic of Korea have been significantly affected, and will continue to be affected for the foreseeable future, by the country's unstable economy caused in part by the currency volatility in the Asia-Pacific region. While the Korean economy has recently shown signs of improvement, there are still significant uncertainties that may affect future operations, the recoverability of the Company's assets and the ability of the Company to pay its debts as they mature. The financial statements do not include any adjustments that might result from those uncertainties.

The accompanying financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than the Republic of Korea. Accordingly, the accompanying financial statements are not designed for those who are not informed about Korean accounting principles, procedures and practices. The standards, procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted in other countries and jurisdictions.


                                                                   /s/ Young Wha
August 27, 1999

                                REMY KOREA, LTD.
                                  BALANCE SHEET
                                December 31, 1996


Assets                                                                            1996
                                                                          -------------------
Current assets:
           Cash on hand and in banks (Note 3)                       W           1,989,466,120
           Marketable securities                                                    2,000,000
           Accrued interest receivable (Note 4)                                    67,900,295
                                                                          -------------------
                     Total current assets                                       2,059,366,415

Organization costs                                                                  8,786,000
                                                                          -------------------

Total assets                                                        W           2,068,152,415
                                                                          ===================
Liabilities and Stockholders' Equity
Current liability:
           Income taxes payable (Note 4)                            W                  42,895
                                                                          -------------------


                     Total liabilities                                                 42,895
                                                                          -------------------

Stockholders' equity (Note 5):
           Common stock, W5,000 par value
                     Authorized - 1,600,000 shares
                     Issued and outstanding - 400,000 shares                    2,000,000,000

           Retained earnings:
                     Unappropriated retained earnings                              68,109,520
                                                                          -------------------

                       Total stockholders' equity                               2,068,109,520
                                                                          -------------------

Total liabilities and stockholders' equity                          W           2,068,152,415
                                                                          ===================



                             See accompanying notes.

                                REMY KOREA, LTD.
                               STATEMENT OF INCOME
     For the period from September 9, 1996 (inception) to December 31, 1996


                                                                   1996
                                                             ----------------

Sales                                                      W
                                                                            -

Cost of sales
                                                                            -
                                                             ----------------

Gross profit
                                                                            -

Selling and administrative expenses
                                                                            -
                                                             ----------------

Operating income
                                                                            -
Non-operating income:
              Interest income                                      72,056,298
              Realized foreign exchange gains                         490,907
                                                             ----------------
                   Total non-operating income                      72,547,205
                                                             ----------------

Non-operating expenses:
              Amortization of organization costs                    4,393,000
                                                             ----------------

Income before income taxes                                         68,154,205

Provision for income taxes (Note 4)                                    44,685
                                                             ----------------

Net income                                                 W       68,109,520
                                                                   ==========
Earnings per share (Note 6)                                W              170
                                                                          ===


                             See accompanying notes.

                               REMY KOREA, LTD.
        STATEMENT OF APPROPRIATIONS OF UNAPPROPRIATED RETAINED EARNINGS For the period from September 9, 1996 (inception) to December 31, 1996




                                                                      1996
                                                                 ---------------

Unappropriated retained earnings at inception                   W             -
Net income                                                           68,109,520
                                                                 ---------------

Unappropriated retained earnings at end of period
    before appropriations                                            68,109,520

Appropriations:
                                                                              -
                                                                 ---------------

Unappropriated retained earnings at end of period to be
    carried forward                                             W    68,109,520
                                                                     ==========

                            See Accompanying Notes.

                                REMY KOREA, LTD.
                             STATEMENT OF CASH FLOWS
    For the period from September 9, 1996 (inception) to December 31, 1996


                                                                                         1996
                                                                                   -----------------
Cash flows from operating activities:
    Net income                                                                    W       68,109,520
    Additions of expenses not involving cash outflows:
       Amortization of organization costs                                                  4,393,000
    Deductions of revenues not involving cash inflows:
       Realized foreign exchange gains                                                      (490,907)
    Changes in assets and liabilities resulting from operations:
       Accrued interest receivable                                                       (67,900,295)
       Income taxes payable                                                                   42,895
                                                                                   -----------------
          Sub-total                                                                      (67,857,400)
                                                                                   -----------------
    Net cash provided by operating activities                                              4,154,213

Investing activities:
    Cash inflows from investing activities                                                        --

    Cash outflows from investing activities:
       Increase in marketable securities                                                   2,000,000
       Increase in organization costs                                                     13,179,000
                                                                                   -----------------
    Net cash used in investing activities                                                (15,179,000)
                                                                                   -----------------
Financing activities:
    Cash inflows from financing activities:
       Issuance of shares                                                              2,000,490,907

    Cash outflows from financing activities                                                       --
                                                                                   -----------------
    Net cash provided by financing activities                                          2,000,490,907
                                                                                   -----------------

Increase in cash on hand and in banks                                                  1,989,466,120

Cash on hand and in banks at inception                                                            --
                                                                                   -----------------
Cash on hand and in banks at end of the period                                   W     1,989,466,120
                                                                                   =================

                             See accompanying notes.

                                REMY KOREA, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1996

1. General
   -------

    Remy Korea, Ltd. ("the Company") was incorporated on September 9, 1996 under the laws of the Republic of Korea to engage in manufacturing, assembling and selling electric parts for cars. The Company was organized under a joint venture agreement between Remy Korea Holdings Inc., a company incorporated in the United States of America, and several domestic investors on a 50% / 50% ownership basis.

2.  Summary of significant accounting policies
    ------------------------------------------

    Basis of financial statements - The Company maintains its books of accounts
    -----------------------------
    and prepares its financial statements in conformity with accounting principles generally accepted in the Republic of Korea ("Korean GAAP"), which may differ from accounting principles generally accepted in countries and jurisdictions other than the Republic of Korea. Accordingly, the accompanying financial statements are not primarily intended to present the Company's financial position, results of operations and cash flows for those who are not informed about Korean GAAP, procedures and practices.

    Marketable securities - Marketable securities are stated at acquisition
    ---------------------
    cost.

    Organization costs and amortization - Organization costs are amortized
    -----------------------------------
    equally over 3 years starting from the year of establishment.

    Foreign currency transactions - The Company's books and records are
    -----------------------------
    maintained in Korean won. Transactions conducted in foreign currencies are recorded in Korean won based on the prevailing rates of exchange at the dates of the transactions. Accounts with balances denominated in foreign currencies are restated into Korean won at the year-end middle exchange rate of W844.20 per US$1 as of December 31, 1996. The resulting unrealized foreign currency translation gains (losses) are credited (charged) to current operations.

    Income taxes - The Company provides for taxes on income that are currently
    ------------
    payable. In conformity with accounting practices prevailing in the Republic of Korea, the Company does not provide for deferred income taxes arising from temporary differences between income before income taxes for accounting purposes and taxable income for income tax purposes.

    Earnings per share - Earnings per share are calculated by dividing net
    ------------------
    income by the weighted average number of shares outstanding during the year.

3.  Cash on hand and in banks
    -------------------------

    At December 31, 1996, cash on hand and in banks consisted of the following:

                                      Interest rate
    Cash on hand and in banks         per annum (%)           1996
    -------------------------         --------------   ----------------

    Passbook account                      3            W        208,533
    Cash Management Account              12               1,989,257,587
                                                       ----------------
                                                       W  1,989,466,120
                                                       ================

4.  Income taxes
    ------------

    The Company is subject to corporate income tax, including resident surtax, at the rates of 17.6% of taxable income up to W100 million. The Company's effective tax rate for 1996 was 0.07% mainly because the accrued interest income of W67,900,295 as of December 31, 1996 was not included as taxable income for tax purposes.

5.  Common stock
    ------------

    The paid-in capital at the time of establishment of the Company was W2,000,000,000 representing 400,000 common shares.

6.  Earnings per share
    ------------------

    Earnings per share for the period from inception to December 31, 1996 are computed as follows:

                                                              1996
                                                       ----------------

    Net income                                         W     68,109,520

    Weighted average number of shares
        outstanding during this fiscal year                     400,000
                                                       ----------------

    Earnings per share                                 W            170
                                                       ================

7.   Korean economy
     --------------

     Starting in late 1997, the affects of adverse economic conditions in the Republic of Korea included national liquidity crisis, significant depreciation of the value of the Korean won, higher domestic interest rates, reduced opportunities for refinancing of maturing debts, and a general reduction in spending across the country. In order to partially address this situation, the Government of the Republic of Korea decided to seek assistance from the International Monetary Fund and announced a comprehensive policy package intended to address the structural weaknesses in the Korean economy and financial sector. While the reform policies were intended to alleviate the economic crisis in Korea and improve the economy over time, the effects included, among others, slower economic growth, a reduction in availability of credit, volatility in interest rates, an increased rate of inflation due to the devaluation of the Korean won, an increase in the number of bankruptcies of Korean companies and individuals, and labor unrest resulting from the increase in unemployment. The effect on the Company's financial position of future developments with respect to the Korean economy can not presently be determined.

8.   Differences Between Korean and United States Generally Accepted Accounting
     ---------------------------------------------------------------------------
     Principles
     ----------

     The company's accounts are prepared in accordance with accounting principles generally accepted in the Republic of Korea ("Korean GAAP") which differ from United States generally accepted accounting principles ("US GAAP"). The significant differences applicable to the company are summarized below.

     Depreciation of Freehold Property
     ---------------------------------

     Useful lives of property, plant and equipment under Korean GAAP are different from those of US GAAP as follows:

                                                                 Useful lives
                                                       ---------------------------------
                   Description                         Per Korean GAAP      Per US GAAP
        ------------------------------------           -----------------    ------------
        Building                                              40                40

        Structures                                            40                40

        Machinery                                              7                15

        Vehicles                                               7                 3

        Tools                                                  7                 3

        Furniture and fixtures                                 7               3 - 5

      Deferred Taxation
      -----------------

      The Company provides for taxes on income that are currently payable. Under Korean GAAP, the Company does not provide for deferred income taxes arising from temporary differences between income before income taxes for accounting purposes and taxable income for income tax purposes.

      Under US GAAP, recognition of deferred tax assets and liabilities created by temporary differences between the financial statements and tax bases of assets and liabilities is required. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that such deferred tax assets will not be realized.

      The following is a summary of the significant adjustments to income and shareholders' equity which would be required if US GAAP were to be applied instead of Korean GAAP.


1996
----

                                Stockholders'           Increase                 1996              Stockholders'
                              Equity-beginning         (Decrease)             Net income           Equity-ending
                              ----------------         ----------            ------------         ----------------
Balance per Company's books    W           --           W     --             W 68,109,520         W 2,068,109,520

Adjustments:

  Depreciation                             --                                          --                       --

  Deferred income taxes                    --                                 (10,456,645)            (10,456,645)
                              ----------------         ----------            ------------         ----------------
                               W           --           W                    W 57,652,875         W 2,057,652,875
                              ================         ==========            ============         ================

REMY KOREA, LTD.
 Unaudited Condensed Balance Sheets
 April 30, 1999 and 1998


                                                              April 30, 1999            April 30, 1998
                                                              --------------            --------------

 Assets:
 Current Assets:
   Cash and cash equivalents                             W        4,568,000,000    W        2,537,000,000
   Trade accounts receivable - trade, net (Note 4)               16,564,000,000             9,847,000,000
   Inventories                                                    5,732,000,000             4,866,000,000
   Other current assets                                           1,348,000,000             2,617,000,000
                                                           ---------------------     ---------------------
     Total current assets                                        28,212,000,000            19,867,000,000
                                                           ---------------------     ---------------------

 Property and equipment                                          28,974,000,000            20,044,000,000
 Less accumulated depreciation                                    4,108,000,000               417,000,000
                                                           ---------------------     ---------------------
   Property and equipment, net                                   24,866,000,000            19,627,000,000
                                                           ---------------------     ---------------------

 Other assets                                                     1,229,000,000               783,000,000
                                                           ---------------------     ---------------------
     Total assets                                        W       54,307,000,000    W       40,277,000,000
                                                           =====================     =====================

 Liabilities and Stockholders' Equity:
 Current Liabilities:
   Accounts payable - trade (Note 4)                     W       11,504,000,000    W       14,141,000,000
   Other liabilities and accrued expenses                         4,440,000,000             6,084,000,000
   Current debt                                                   9,500,000,000                         -
                                                           ---------------------     ---------------------
     Total current liabilities                                   25,444,000,000            20,225,000,000

 Long-term debt, less current portion                             1,613,000,000             5,360,000,000

 Stockholders' equity:
   Common stock                                                   8,000,000,000             8,000,000,000
   Retained earnings                                             19,250,000,000             6,692,000,000
                                                           ---------------------     ---------------------
     Total stockholders' equity                                  27,250,000,000            14,692,000,000
                                                           ---------------------     ---------------------
     Total liabilities and stockholders' equity          W       54,307,000,000    W       40,277,000,000
                                                           =====================     =====================


            See Notes to Unaudited Condensed Financial Statements.

 REMY KOREA, LTD.
 Unaudited Condensed Statements of Income
 For the Nine Month Periods Ending April 30, 1999 and 1998


                                                              April 30, 1999            April 30, 1998
                                                              --------------            --------------

 Net sales (Note 4)                                      W       79,990,000,000    W       31,580,000,000
 Cost of goods sold                                              62,219,000,000            23,439,000,000
                                                           ---------------------     ---------------------

 Gross profit                                                    17,771,000,000             8,141,000,000
 Selling and administrative expenses                              4,354,000,000               705,000,000
                                                           ---------------------     ---------------------

 Operating income                                                13,417,000,000             7,436,000,000
 Non-operating income (expense)                                     968,000,000             (257,000,000)
 Interest expense                                                 1,192,000,000               161,000,000
                                                           ---------------------     ---------------------

 Income before income taxes                                      13,193,000,000             7,018,000,000
 Provision for income taxes                                       1,790,000,000             1,369,000,000

                                                           ---------------------    ----------------------
 Net income                                              W       11,403,000,000    W        5,649,000,000
                                                           =====================     =====================

 Earnings per share                                      W                         W
                                                                          7,127                     3,531
                                                           =====================     =====================

            See Notes to Unaudited Condensed Financial Statements.

 REMY KOREA, LTD.
 Unaudited Condensed Statements of Cash Flows
 For the Nine Month Periods Ending April 30, 1999 and 1998


                                                              April 30, 1999            April 30, 1998
                                                              --------------            --------------

Cash Flows From Operating Activities:
  Net income                                             W       11,403,000,000    W        5,649,000,000
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization                                 2,940,000,000               329,000,000
    (Increase) decrease in net working capital                   (6,964,000,000)              236,000,000
    Other, net                                                     (617,000,000)              242,000,000
                                                           ---------------------     ---------------------

Net cash provided by operating activities                         6,762,000,000             6,456,000,000
                                                           ---------------------     ---------------------

Cash Flows From Investing Activities:
  Capital expenditures                                           (7,870,000,000)          (10,948,000,000)
                                                           ---------------------     ---------------------

Net cash used for investing activities                           (7,870,000,000)          (10,948,000,000)
                                                           ---------------------     ---------------------

Cash Flows From Financing Activities:
  Increase in debt, net                                           1,888,000,000             2,288,000,000
                                                           ---------------------     ---------------------

Net cash provided by financing activities                         1,888,000,000             2,288,000,000
                                                           ---------------------     ---------------------

Net Increase (Decrease) in Cash                                     780,000,000            (2,204,000,000)
Cash at Beginning of Period                                       3,788,000,000             4,741,000,000
                                                           ---------------------     ---------------------
Cash at End of Period                                    W        4,568,000,000    W        2,537,000,000
                                                           =====================     =====================

            See Notes to Unaudited Condensed Financial Statements.

                               REMY KOREA, LTD.
               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
               For the Nine Months Ended April 30, 1999 and 1998


1.  Interim Financial Statements
    ----------------------------
    The interim financial statements are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the results of operations and financial position for such periods. All such adjustments reflected in the interim financial statements are considered to be of a normal recurring nature. The results of operations for any interim period are not necessarily indicative of results for the full year. Accordingly, these financial statements should be read in conjunction with the Company's financial statements and notes thereto for the years ended December 31, 1997 and 1998.

2.  Organization and Business
    -------------------------
    Remy Korea, Ltd. ("the Company") was incorporated on September 9, 1996 under the laws of the Republic of Korea to engage in manufacturing, assembling and selling electric parts for cars. It was organized under a joint venture agreement between Remy Korea Holdings Inc., a company incorporated in the United States of America and several domestic investors on a 50/50 basis.

    On November 4, 1997, the Company was registered with the Ministry of Finance and Economy under the Foreign Capital Inducement Law. Under this registration, profits attributable to the foreign partner are fully remittable. Further, repatriation of the foreign stockholder's capital contribution is guaranteed after satisfying certain conditions.

3.  Basis of Financial Statements
    -----------------------------
    The Company maintains its books of accounts and prepares its financial statements in conformity with accounting principles generally accepted in the Republic of Korea ("Korean GAAP"), which may differ from accounting principles generally accepted in countries and jurisdictions other than the Republic of Korea. Accordingly, the accompanying financial statements are not primarily intended to present the Company's financial position, results of operations and cash flows for those who are not informed about Korean GAAP, procedures and practices.

    For the convenience of the reader, in preparing the accompanying financial statements, certain reclassifications, and changes in statement format and extent of disclosures have been made to the financial statements issued in the Korean language for domestic statutory purposes. Certain supplementary information included in the statutory Korean language financial statements, but not required for a fair presentation of the Company's financial position, results of operations and cash flows, is not presented in the accompanying financial statements.

4.  Related Party Transactions
    --------------------------
    At April 30, 1999 and 1998 and for the nine months then ended, the Company's transactions and related outstanding balances with Delco Remy America, Inc. were as follows:

                                                                     Amount
                                              ------------------------------------------------
                                                     1999                           1998
                                              ------------------             -----------------
    Accounts receivable-trade                 W   13,024,000,000            W    7,680,000,000
    Accounts payable-other                            82,000,000                   120,000,000
    Sales                                         56,866,000,000                28,116,000,000

5.  Subsequent Event
    ----------------
    On June 25, 1999, certain shareholders of the Company sold an additional 31% of the total capital shares to Delco Remy Hungary RT, a majority owned subsidiary of Delco Remy International, Inc. This transaction brings the total ownership position of Delco Remy International, Inc. to 81%.

DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of April 30, 1999



                                                                      Remy        (h)
                                                                    Korea Ltd.
                                                                      As Of            Pro Forma
                                                  Historical      April 30, 1999      Adjustments         Pro Forma
                                                  ----------      --------------      -----------         ---------
                                                                             (thousands)
Assets:
Current Assets:
  Cash and cash equivalents                       $   7,710          $  3,871         $      --             $ 11,581
  Trade accounts receivable, net                    155,465            14,037           (11,037)(m)          158,465
  Inventories                                       224,822             4,858                --              229,680
  Other current assets                               38,996             1,142                --               40,138
                                                  ---------          --------         ---------             ---------
    Total current assets                            426,993            23,908           (11,037)             439,864
                                                  ---------          --------         ---------            ---------

Property and equipment                              237,411            24,554               (99)(i)          261,866
Less accumulated depreciation                        63,303             3,481            (3,481)(i)           63,303
                                                  ---------          --------         ---------            ---------
  Property and equipment, net                       174,108            21,073             3,382              198,563
                                                  ---------          --------         ---------            ---------

Goodwill, less accumulated amortization             135,003                --                --              135,003
Other assets                                         47,206             1,042           (11,317)(j)           36,931
                                                  ---------          --------         ---------            ---------
    Total assets                                  $ 783,310          $ 46,023         $ (18,972)           $ 810,361
                                                  =========          ========         =========            =========

                                                                           Remy (h)
                                                                        Korea Ltd.
                                                                          As Of            Pro Forma
                                                        Historical    April 30, 1999      Adjustments       Pro Forma
                                                        ----------    --------------      -----------       ---------
                                                                                 (thousands)
Liabilities and Stockholders' Equity:
Current Liabilities:
  Accounts payable                                      $ 111,485        $   9,749        $ (11,037) (m)    $ 110,197
  Other liabilities and accrued expenses                   74,358            3,763               --            78,121
  Current debt                                              2,901            8,051               --            10,952
                                                        ---------        ---------        ---------         ---------
    Total current liabilities                             188,744           21,563          (11,037)          199,270

Long-term debt, less current portion                      450,096            1,367           10,770  (k)      462,233
Other noncurrent liabilities                               27,447               --               --            27,447
Minority interests in subsidiaries                         12,775               --            4,388  (l)       17,163
Stockholders' equity:
  Common stock:
    Class A shares                                            182               --               --               182
    Class B shares                                             63               --               --                63
  Paid-in capital                                         106,052           10,000          (10,000) (m)      106,052
  Retained earnings                                         3,221           14,636          (14,636) (m)        3,221
  Cumulative translation adjustment                        (3,583)          (1,543)           1,543  (m)       (3,583)
  Stock purchase plan                                      (1,687)              --               --            (1,687)
                                                        ---------        ---------        ---------         ---------
    Total stockholders' equity                            104,248           23,093          (23,093)          104,248
                                                        ---------        ---------        ---------         ---------
    Total liabilities and stockholders' equity          $ 783,310        $  46,023        $ (18,972)        $ 810,361
                                                        =========        =========        =========         =========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

 DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARES
 Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Nine Months Ended April 30, 1999

                                                                                      Remy     (a)
                                                                                   Korea Ltd.
                                                                                  Nine Months                        Pro Forma
                                                                                     Ended             Pro Forma      Combined
                                                                 Historical      April 30, 1999       Adjustments      Company
                                                                 -----------     --------------      ------------     ---------
                                                                                             (thousands)
Net sales                                                        $   703,935     $       63,533      $    (45,029) (c)$ 722,439
Cost of goods sold                                                   562,932             48,472           (45,029) (c)  566,375
                                                                 -----------       ------------      ------------     ---------

Gross profit                                                         141,003             15,061                --       156,064
Selling, engineering, and administrative expenses                     77,269              3,097                --        80,366
                                                                 -----------       ------------      ------------     ---------

Operating income                                                      63,734             11,964                --        75,698
Non-operating income                                                      --                439                --           439
Interest expense                                                      34,363                952               642  (d)   35,957
                                                                 -----------       ------------      ------------     ---------

Income (loss) before income taxes, minority interest
  in income of subsidiaries and income from
  unconsolidated joint ventures                                       29,371             11,451              (642)       40,180

Income taxes                                                          11,456              1,401              (250)  (e)  12,607
Minority interest in income of subsidiaries                           (2,328)                --            (1,909)  (f)  (4,237)
Income from unconsolidated joint ventures                              3,828                 --            (3,828)  (g)      --
                                                                 -----------      -------------      ------------      --------

Net income (loss)                                                $    19,415      $      10,050      $     (6,129)     $ 23,336
                                                                 ===========      =============      ============      ========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARES
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended July 31, 1998

                                                                                          Remy    (b)
                                                                                        Korea Ltd.
                                                                                      Twelve Months                  Pro Forma
                                                                                          Ended      Pro Forma       Combined
                                                                         Historical   July 31, 1998  Adjustments      Company
                                                                         -----------  -------------  -----------     ---------
                                                                                               (thousands)
Net sales                                                                 $ 815,313    $  31,893     $ (25,179)(c)   $  822,027
Cost of goods sold                                                          657,862       23,798       (25,179)(c)      656,481
                                                                          ---------    ---------     ---------       ----------

Gross profit                                                                157,451        8,095            --          165,546
Selling, engineering, and administrative expenses                            90,351        1,636            --           91,987
Restructuring charges                                                        26,515           --            --           26,515
                                                                          ---------    ---------     ---------       ----------

Operating income                                                             40,585        6,459            --           47,044
Non-operating income (expense)                                                 (428)         601                            173
Interest expense                                                             40,291          238           642(d)        41,171
                                                                          ---------    ---------     ---------       ----------

Income (loss) before income taxes, minority
  interest in income of subsidiaries, income
  from unconsolidated joint ventures, preferred
  dividend requirement & deemed dividend                                       (134)       6,822        (642)          6,046
Income taxes (benefit)                                                          (52)       1,347        (250)(e)       1,045
Minority interest in income of subsidiaries                                  (2,389)          --      (1,040)(f)      (3,429)
Income from unconsolidated joint ventures                                     2,568           --      (2,660)(g)         (92)
Preferred dividend requirement of subsidiary                                   (645)          --          --            (645)
Deemed dividend on preferred stock conversion                                (1,639)          --          --          (1,639)
                                                                          ---------    ---------   ---------       ---------
Income (loss) before extraordinary item                                   $  (2,187)   $   5,475   $  (4,092)      $    (804)
                                                                          =========    =========   =========       =========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information


The following adjustments give effect to the acquisition of Remy Korea as of the dates indicated under Item 7(b). The acquisition is accounted for by the purchase method. Accordingly, the total purchase price is allocated to tangible and intangible assets and liabilities based upon the Company's estimate of their respective fair values at the date of acquisition.

(a) To reflect the historical results of Remy Korea for the nine month period ended April 30, 1999.

(b) To reflect the historical results of Remy Korea for the twelve month period ended July 31, 1998.

(c) To eliminate intercompany sales and cost of sales between Remy Korea and the Company.

(d) To reflect interest expense associated with debt incurred to finance the acquisition.

(e) To reflect the income tax effect of the pro forma adjustments at the Company's consolidated effective rate.

(f) To record the minority shareholders' interest in the earnings of Remy Korea.

(g) To eliminate the unconsolidated earnings of Remy Korea reflected in the historical financial statements of the Company.

(h) To reflect the balance sheet of Remy Korea at April 30, 1999.

(i) To restate the historical assets of Remy Korea to their estimated fair value.

(j) To eliminate the Company's unconsolidated investment in the Remy Korea joint venture.

(k) To reflect the debt incurred by the Company to finance the acquisition.

(l) To record the minority shareholders' investment in Remy Korea.

(m) To eliminate the equity and intercompany receivables, payables and debt of Remy Korea.